Exhibit 10.5

WAIVER

THIS WAIVER, dated as of June 30, 2011 (this “Agreement”), by and between by Media Exchange Group, Inc., a Delaware corporation (“Seller”) and Consorteum Holdings, Inc., a Nevada corporation (the “Buyer”), amends that certain asset purchase agreement, dated June 6, 2011 by and between the Company and the Buyer (“Purchase Agreement”).  The Seller and the Buyer are collectively referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, on June 6, 2011, the Parties entered into the Purchase Agreement under the assumption that they would be able to sign and close the transaction on the same date;

WHEREAS, on June 6, 2011, the Parties modified the Purchase Agreement to, among other things, add a condition to closing whereby the Seller much receive the consent of all the holders of outstanding indebtedness which is being assumed by the Purchaser;

WHEREAS, as of the date hereof, the Seller has received the required consent of the holders of an aggregate of $1,642,052 of outstanding indebtedness to be assumed by the Purchaser (“Consented Indebtedness”);

WHEREAS, pursuant to Section 6.3 of the Purchase Agreement, the provisions of the Purchase Agreement may be amended only upon the written consent of the Parties, or in the case of a waiver, the party waiving compliance;

WHEREAS, the Parties wish to close the transactions contemplated by the Purchase Agreement as of the date hereof;

NOW THEREFORE, in consideration of the mutual benefits accruing to Buyer and Seller and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.           DEFINITIONS.

Defined terms not herein defined shall have the meaning set forth in the Purchase Agreement.

2.           WAIVER.

Pursuant to Section 6.3 of the Purchase Agreement, the Buyer and Seller hereby waive the requirement that the conditions precedent set forth in Section 1.12 of the Purchase Agreement be satisfied on or before Closing; and the Parties hereby agree that as of the date hereof, the Seller shall assume the Consented Indebtedness in accordance with the terms of the Purchase Agreement.  Notwithstanding the foregoing, Buyer hereby agrees to provide the Seller a guaranty, substantially in the form annexed hereto as Exhibit A, whereby Buyer agrees to unconditionally and irrevocably guarantee to Seller and its successors, endorsees, transferees and assigns the prompt and complete payment, as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of all of the Assumed Liabilities (now existing or hereafter incurred), including any Assumed Liabilities which Seller has not received the necessary consent for transfer as of the date hereof.

2.4           Effect on Purchase Agreement. Except as amended hereby, the terms and provisions of the Purchase Agreement shall remain in full force and effect, and the Purchase Agreement is in all respects ratified and confirmed. On and after the date of this Agreement, each reference in the Waiver to the "Agreement", "hereinafter", "herein", "hereinafter", "hereunder", "hereof", or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Agreement.

3.          MISCELLANEOUS.

3.1           Successors and Assigns.  This Waiver shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

3.2           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Waiver shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

3.3           Severability.  If any provision of this Waiver shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

3.4           Counterparts/Execution.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

3.5	Further Assurances

. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.7           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.

3.8           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each Buyer and the Seller have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SELLER:
MEDIA EXCHANGE GROUP, INC. By:/s/ Steven Victor, MD Name: Steven Victor MD Title: Chief Executive Officer

BUYER:
CONSORTEUM HOLDINGS, INC.
By:/s/ Craig Fielding Name: Craig Fielding Title: Chief Executive Officer

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